UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2008

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in charter)

Bermuda	001-16017	98-0223493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Victoria Street Hamilton HM 12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: 441-295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 12, 2008 Orient-Express Hotels Ltd. (the “Company”) issued a news release announcing that it plans to hold a special general meeting of shareholders (the “Special General Meeting”) on October 10, 2008 to address a requisition served by D. E. Shaw Oculus Portfolios, L.L.C., D. E. Shaw Valence Portfolios, L.L.C., CR Intrinsic Investments LLC and Cede & Co. on August 25, 2008 pursuant to Section 74 of the Companies Act 1981 of Bermuda (as amended) (the “Requisition”) that the Company (1) amend its bye-laws to treat its class B common shares as “treasury shares” under Bermuda law which would have the consequence (amongst others) that the class B common shares held by Orient-Express Holdings 1 Ltd. would lose their right to vote and (2) cancel all class B common shares.  If either or both of the resolutions proposed in the Requisition is approved at the Special General Meeting, then a separate special general meeting (the “Class B Special General Meeting”) of holders of class B common shares of the Company will be held promptly following the conclusion of the Special General Meeting to consider, and if thought fit, pass the resolution(s) approved at the Special General Meeting.  Accordingly, the Company today mailed a notice of the Special General Meeting and Class B Special General Meeting, together with a letter from the Chairman of the Board of Directors, to its registered shareholders.

The Board of Directors of the Company believes that the purported Requisition is misconceived and adoption of the resolutions proposed in the Requisition is contrary to the best interests of the Company.  The Board of Directors also has serious doubts concerning the validity of the purported Requisition and reserves the right to challenge the validity of any resolutions that may be approved at these special meetings.

The Board of Directors of Orient-Express Holdings 1 Ltd., the owner of all class B common shares of the Company, has adopted a resolution to vote all of its shares against the proposed resolutions at any special meeting.

The news release of the Company, notice of Special General Meeting and Class B Special General Meeting and letter to shareholders dated September 12, 2008 are attached as Exhibits to this Current Report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release of the Company dated September 12, 2008 regarding announcement of the Special General Meeting and Class B Special General Meeting.

99.2	Notice of Special General Meeting of Shareholders and Notice of Separate Special General Meeting of Class B Common Shares.

99.3	Letter from the Chairman of the Board of Directors dated September 12, 2008 to Company shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date:	September 12, 2008	By:	/s/ Edwin S. Hetherington
			Name:	Edwin S. Hetherington
			Title:	Vice President, General Counsel and Secretary